MIDO CONSULTING CANADA INC.
                           ---------------------------

                         Suite 500, 520 -5th Avenue SW,
                            Calgary, Alberta, T2P 3R7

                               Phone: 403-261-1700


November 30, 2001

Uncommon Media Group, Inc.
33 West 54th, 2nd Floor, NY, NY    10019

Uncommon Media Group, Inc. ("Company")

Dear Larry:

By this letter, I, Douglas Rasberry ("MIDO") am pleased to confirm our agreement concerning a strategic advisory relationship. As a result of our discussions, we (which includes me and any firm I work with for consulting) are enthusiastic about the prospects for Uncommon Media Group, Inc. ("the Company") and have a strong interest in contributing to its growth and prosperity.

The purpose of this letter is to outline the terms and conditions of the engagement by the Company of MIDO as one of the Company's strategic advisors. MIDO will assist the Company in arranging introductions to strategic partners ("Strategic Partners") and/or discussions that may facilitate its business as well as supply consulting services to Management from time to time to assist as to Business Combinations discussed herein. MIDO may also pursue other appropriate objectives or prospects deemed necessary to further the interests of the Company, all in the discretion of MIDO.

I - Performance of Services
---------------------------

Under this Agreement, MIDO will use reasonable best efforts throughout the term of this Agreement to facilitate a collaborative relationship with a Strategic Partner(s), that will be satisfactory to the Company.

Strategic Partner Introductions

There are a number of contacts, at senior levels, to whom MIDO may effect an introduction of Company for the purpose of assisting the Company's pursuits. These introduction services will include, but are not necessarily limited to, the

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following, as determined and pursued by MIDO to reasonable ability and discretion:

1. Identify what specific types of companies/entities that best fit the parameters for a Company Strategic Partner(s).

2.       Schedule and conduct introductory meetings with potential Strategic
         Partners.

3. Coordinate the follow-up conversations, meetings and, when instructed by Company, any negotiations that might result from the original introductory meetings.

4. Advise Company on how best to assist Company in securing a desired prospective new Strategic Partner(s).

Consulting

In regard to strategic planning, MIDO will, to the extent of his abilities:

Review Company's current and proposed structures with regard to budget and business plan objectives, and written materials relating to strategic planning which are supplied to MIDO, and reasonably discuss comments and questions from MIDO.

Additional Consulting

MIDO may also provide the following services to the Company if and as we agree during the term of this Agreement:

a) Assistance and advisement as to your formal Business Plan or amendments within the ability of MIDO.

b) Introductions to legal counsel, accounting, investment banking and other professionals to provide services to the Company as needed.

c) Introductions to potential strategic partners, business associates and other contacts to assist the Company with the implementation of its business plan.

d)       Identifying candidates for potential mergers and acquisitions.

e) Introductions to technical professionals who are competent in executing the business's development needs.

II - Definitions
----------------

For purposes of this Agreement, Strategic Partner(s) includes, but is not limited to, any company, person or entity that furthers the Companies objectives, either domestically or internationally by partnering with the Company, licensing or purchasing or marketing of services/products; acting as an agent; or entering into a joint venture agreement or merger or acquisition ("Business Combination") or similar agreement.

III - Compensation/Expense Reimbursement
----------------------------------------

Company and MIDO agree to the following as the compensation or expense reimbursement for the performance of the services outlined above.

Business Combination Compensation and Expense  (Non-accountable) Reimbursement

As a non-refundable payment for Business Combination introductions and advice, whether or not successful or accepted by the Company, Company shall pay MIDO a sum of 750,000 Shares of Unrestricted Common Stock at this time, to compensate for all fees and expense of MIDO without the need of MIDO to supply any accounting, AND MIDO hereby agrees that no other fees or expenses are due at this time under this Agreement.

IV - Disclosure
---------------

In conjunction with MIDO becoming familiar with the Company, Company will make available on a timely basis such information as MIDO may reasonably require regarding Company, its assets, liabilities, earning power, financial condition, historical performance and assumptions used in projecting future results.

V - Indemnification
-------------------

Company will afford MIDO the opportunity to review any disclosure which Company plans to make to third parties relating to proposed transactions with parties introduced to Company pursuant to this Agreement. Company will also indemnify and hold harmless MIDO, related entity officers, directors, employees, partners, affiliates, advisors or any investment banker, attorney or other agent retained by MIDO against any liability, losses, claims, damages (including the amount of any settlement), or expense (including attorney's fees and costs) resulting from misstatement of a material fact in or omission of a material fact from information furnished by Company.

VI - Termination
----------------

This Agreement shall remain effective for six months from its date ("Expiration Date"), and thereafter all rights of the parties shall cease except for: the right of MIDO to receive and the obligation of Company to pay (a) any payment of anything due for any reason hereunder and (b) any payment for any reason due after Expiration Date and the following sections shall survive any termination:
III, V, VI, VII and VIII.

VII - Other Conditions
----------------------

This Agreement contains the entire agreement between Company and MIDO and supersedes all prior agreements as to the subject hereof and can only be amended in writing as mutually agreed to by Company and MIDO. It is expressly understood that each party is an independent contractor with the sole responsibility for its own business. It is further agreed and understood that MIDO is not and shall not represent itself to be an agent of Company for any purpose. Neither party has the right or authority to assume or create an obligation of any kind for or on behalf of the other, or to bind the other in any respect. It is expressly understood that MIDO will not act as a broker or finder, or as an attorney or as an accountant, and that the compensation and expense reimbursement referred to above is in exchange for strategic advisory services, and to reimburse MIDO and is specifically not a brokerage fee, nor a finder's fee, nor a legal fee, nor an accounting fee. Any lawyers or accountant or advisors of MIDO, unless specifically engaged in writing between the Company and such person or firm, is not under contract with the Company and represents MIDO exclusively. All payments to MIDO are non-refundable. Company represents that consummation of any transaction contemplated herein will not conflict with or result in a breach of any of the terms, provisions or conditions of any written agreement to which it is a party.

VIII-MISCELLANEOUS PROVISIONS
-----------------------------

A. Gender. Wherever the context shall require, all words herein in the masculine gender shall be deemed to include the feminine or neuter gender, all singular words shall include the plural, and all plural shall include the singular.

B. Severability. If any provision hereof is deemed unenforceable by a court of competent jurisdiction, the remainder of this Agreement, and the application of such provision in other circumstances shall not be affected thereby.

C. Further Cooperation. From and after the date of this Agreement, each of the parties hereto agrees to execute whatever additional documentation or instruments as are necessary to carry out the intent and purposes of this Agreement or to comply with any law.

D. Waiver. No waiver of any provision of this Agreement shall be valid unless in writing and signed by the waiving party. The failure of any party at any time to insist upon strict performance of any condition, promise, agreement or understanding set forth herein, shall not be construed as a waiver or relinquishment of any other condition, promise, agreement or understanding set forth herein or of the right to insist upon strict performance of such waived condition, promise, agreement or understanding at any other time.

E. Expenses. Except as otherwise provided herein, each party hereto shall bear all expenses incurred by each such party in connection with this Agreement and in the consummation of the transactions contemplated hereby and in preparation thereof.

F. Amendment. This Agreement may only be amended or modified at any time, and from time to time, in writing, executed by the parties hereto.

G. Notices. Any notice, communication, request, reply or advice (hereinafter severally and collectively called "Notice") in this Agreement provided or permitted to be given, shall be made or be served by delivering same by overnight mail or by delivering the same by a hand-delivery service, such Notice shall be deemed given when so delivered. For all purposes of Notice, the addresses of the parties herein shall be their addresses unless later advised in writing.

H. Captions. Captions herein are for the convenience of the parties and shall not affect the interpretation of this Agreement.

I. Counterpart Execution. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument and this Agreement may be executed by fax.

J. Assignment. This Agreement is not assignable without the written consent of the parties.

K. Parties in Interest. Provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties, their heirs, executors, administrators, other permitted successors and assigns, if any. Nothing contained in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation over, or action against, any party to this Agreement.

L. Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties on the subject matter hereof and supersedes all prior agreements and understandings.

M. Construction. The parties agree and acknowledge that each has reviewed this Agreement and the normal rule of construction that agreements are to be construed against the drafting party shall not apply in respect of this Agreement given the parties have mutually negotiated and drafted this Agreement.

N. Cooperation. The parties hereto agree to cooperate with one another in respect of this Agreement, including reviewing and executing any document necessary for the performance of this Agreement, to comply with law or as reasonably requested by any party hereto, or legal counsel to any party hereto.

O. Independent Legal Counsel. The parties hereto agree that (i) each has retained independent legal counsel in connection with the preparation and of this Agreement, (ii) each has been advised of the importance of retaining legal counsel, and (iii) by the execution of this Agreement, each party who has not retained independent legal counsel acknowledges having waived such right. Both parties acknowledge and waive any conflict of interest claim as to the representation of the above referenced law firm of both parties from time to time.

If you agree to the foregoing, please sign and return a copy of this letter by fax or by hand to me.

Sincerely yours,



--------------------------
Douglas Rasberry



Agreed (Company):
Uncommon Media Group, Inc.



By:_______________________
        President